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                                EXHIBIT (21)-1-

                       COMPANIES OWNED BY UNIMAR COMPANY


       The following is a list of companies owned, directly and indirectly, by Unimar Company, together with their respective jurisdictions of incorporation. In each case, all of the outstanding voting securities of each company listed are owned by the company indicated by indentation as its parent, except as otherwise noted.


                                                                  State of
                                                                Incorporation
                                                                -------------
Unimar Company (a General Partnership under The
       Texas Uniform Partnership Act)
              ENSTAR Corporation.                                 Delaware
                     VICO 7.5, Inc.                               Delaware
                            Virginia Indonesia Company            Delaware
                                   Virginia Services, Inc.        Delaware
                                   Virginia Services, Ltd.        Delaware
                                   Purchasing Services, Inc.      Delaware
                     ENSTAR Indonesia, Inc.                       Delaware
                            Virginia International Company        Delaware
                     ENSTAR Petroleum Ltd.                        Canada